UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2007

CYGNE DESIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22102	04-2843286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 9, 2007, Cygne’s stockholders approved (i) the issuance of 8,800,000 shares of Cygne common stock in payment of $22.0 million of an outstanding subordinated promissory note (the “Note”) in the principal amount of $38.5 million; (ii) the issuance of a convertible note in the principal amount of $15.0 million that is convertible into shares of Cygne common stock at a conversion price of $3.50 per share in payment of $15.0 million of the Note; and (iii) the issuance to the holder of the Note of a warrant to purchase up to 4,400,000 shares of Cygne common stock at a price of $3.00 per share. The transaction closed following stockholder approval.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 10.1 Note Conversion Agreement, dated as of January 31, 2007, by and between Cygne Designs, Inc. and Serge Kraif, including the form of convertible note and form of warrant (Incorporated by reference to Cygne’s Current Report on Form 8-K dated January 31, 2007 and filed February 15, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.

Date: August 10, 2007	By:	/s/ Roy E. Green
Name: Roy E. Green Title: Chief Financial Officer

EXHIBIT INDEX

10.1	Note Conversion Agreement, dated as of January 31, 2007, by and between CygneDesigns, Inc. and Serge Kraif, including the form ofconvertible note and form of warrant (Incorporated by reference to Cygne’s Current Report on Form 8-K dated January 31, 2007 and filed February 15, 2007).